UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Insys Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35902	51-0327886
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

444 South Ellis Street

Chandler, Arizona 85224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (602) 910-2617

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) for Insys Therapeutics, Inc. (the “Company”) was held on May 6, 2014. The proposals (all of which were from management) submitted to the stockholders of the Company at the Annual Meeting and the final results of the voting regarding each proposal are set forth below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 15, 2014.

(b) Proposal No. 1. The Company’s stockholders elected two Class I members of the Board of Directors to each serve for a three-year term:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Steven J. Meyer	30,851,549	119,795	—	2,163,032
Brian Tambi	30,856,868	114,476	—	2,163,032

Proposal No. 2. The Company’s stockholders ratified the appointment by the Company’s Audit Committee of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2014 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,111,796	7,596	14,984	—

Proposal No. 3. The Company’s stockholders approved the adoption of the Stockholder Rights Plan attached to the proxy statement as Appendix A as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,917,341	5,039,344	14,659	2,163,032

Proposal No. 4. The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to increase the authorized shares of common stock from 50,000,000 to 100,000,000 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,231,387	1,508,770	394,219	—

Proposal No. 5. The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to establish a par value for the Company’s common stock of $0.01 per share as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,866,107	2,194,421	73,848	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014	Insys Therapeutics, Inc.

	By:	/s/ Darryl S. Baker
Darryl S. Baker
Chief Financial Officer